UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2010

AFFYMAX, INC.

(Exact name of registrant as specified in charter)

Delaware	001-33213	77-0579396
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
incorporation)

4001 Miranda Avenue
Palo Alto, California 94304
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (650) 812 -8700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.      Submission of Matters to a Vote of Security Holders.

On May 24, 2010, Affymax, Inc. (the “Company”) held its Annual Meeting of Stockholders (the “Meeting”) at 4015 Miranda Avenue, Palo Alto, CA 94304. Of the 23,994,489 shares of common stock entitled to be voted at the Meeting, 20,098,108 shares of common stock were voted in person or by proxy, constituting a quorum. The following matters were considered and voted at the Meeting:

(i)                                     The stockholders voted to elect the three (3) Class I director nominees as follows:

Class I Directors	Votes For	Votes Withheld	Broker Non-Votes
Kathleen LaPorte	19,233,642	67,666	796,800
Keith R. Leonard	19,160,691	140,617	796,800
Christi van Heek	19,262,611	38,697	796,800

Accordingly, the above persons were elected as directors for a three year period expiring in 2013:

The Company’s class II directors, R. Lee Douglas, Hollings C. Renton and John P. Walker, will continue in office as directors to be elected at our 2011 annual meeting of stockholders.

The Company’s class III directors, Ted W. Love, Arlene M. Morris and Daniel K. Spiegelman, will continue in office as directors in the class of directors to be elected at our 2012 annual meeting of stockholders.

(ii)  The stockholders voted to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2010.  Of the votes cast, 20,092,739 shares were cast in favor of ratification, 4,986 votes against, 383 abstained and there were no broker non-votes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

AFFYMAX, INC.

Dated: May 26, 2010	By:	/s/ Paul B. Cleveland
Paul B. Cleveland Executive Vice President, Corporate Development and Chief Financial Officer